BELL, BOYD & LLOYD LLC	THREE FIRST NATIONAL PLAZA 70 WEST MADISON STREET, SUITE 3300 CHICAGO, ILLINOIS 60602-4207 312 372-1121 FAX 312 372-2098 OFFICES IN CHICAGO AND WASHINGTON, D.C.

October 2, 2003

LKQ Corporation
120 North LaSalle Street
Suite 3300
Chicago, IL 60602

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel for LKQ Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-1 pursuant to Rule 462(b) of up to 1,150,000 shares of the Company's common stock, par value $0.01 per share, consisting of up to 1,000,000 shares proposed to be issued and sold by the Company (the "Company Shares") and up to 150,000 shares which may be sold by certain of the stockholders of the Company (the "Selling Stockholder Shares") pursuant to over-allotment options, to a group of underwriters for resale pursuant to an underwriting agreement (the "Underwriting Agreement").

        We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Company Shares and the proposed sale of the Selling Stockholder Shares and have examined the registration statement and such corporate and other records, documents, instruments, certificates and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

        Based on the foregoing, we are of the opinion that:

          1.     The Company is a corporation duly incorporated in and validly existing under the laws of the State of Delaware.

          2.     The Company Shares are legally authorized and, upon issuance and delivery thereof in accordance with the terms of the Underwriting Agreement, and the receipt by the Company of the purchase price therefor, will be legally issued, fully paid and non-assessable.

          3.     The Selling Stockholder Shares are legally issued, fully paid and non-assessable.

        Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution, and the reported judicial decisions interpreting such laws, and we do not express any opinion covering any other laws.

        We hereby consent to the filing of this opinion as an exhibit to the registration statement and to all references to our firm included in or made a part of the registration statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                      Very truly yours,

                      /s/ Bell, Boyd & Lloyd LLC